                                                                    CONFIDENTIAL

                                  EXHIBIT 10.26

                                 LOAN AGREEMENT

         This Loan Agreement (this "Agreement") is entered into as of April 11, 2003 (the "Closing Date") by and between Robotic Visions Systems, Inc., a Delaware corporation (the "Company"), and [ * ] (1), a Delaware corporation (the "Lender").

                                   BACKGROUND

         WHEREAS, the Company is an existing supplier of equipment to [ * ], of which the Lender is an indirect wholly-owned subsidiary ([ * ]");

         WHEREAS, in exchange for the covenants and other agreements contained herein by the parties, the Lender wishes to lend the Company an aggregate of Four Million Dollars ($4,000,000) in two equal tranches and the Company wishes to borrow such funds from the Lender on the terms and conditions contained herein;

         WHEREAS, simultaneously with the execution of this Agreement, the Company and [ * ] are entering into a Settlement and Release Agreement (the "Settlement Agreement");

         NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

                                    AGREEMENT

         Intending to be legally bound, the parties hereby agree as follows:

1.       DEFINITIONS.

         1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

                  (a) "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or the Notes (as defined below) shall be deemed to have occurred if there is or has been (i) any material inaccuracy in or breach of, or any material failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (ii) any material claim or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term Breach shall mean any such material inaccuracy, breach, failure, claim, occurrence, or circumstance.

                  (b) "Lien" shall mean any mortgage, deed of trust, or pledge, security interest, hypothecation, assignment, assigned deposit, arrangement, encumbrance, encroachment, lien (statutory or otherwise), claim, option, reservation, right off way, easement, or defect of any kind,

-----------------------
(1) Denotes omission pursuant to a confidentiality agreement between the Company and the Lender.
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                                                                    CONFIDENTIAL

or preference, or priority, or other security agreement or preferential arrangement of any kind of or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing statement under the UCC, or under the comparable law of any other jurisdiction).

                  (c) "Maturity Date" shall mean one year from the date hereof.

                  (d) "Outstanding Balance" shall mean the unpaid principal balance, all accrued interest thereon and any other amounts owing under the Notes issued to the Lender under this Agreement.

                  (e) "Permitted Liens" shall mean Liens for taxes that are not yet due and payable or contested in good faith and statutory, mechanics, material persons and other liens imposed by law that are not yet due and payable or being contested in good faith and certain Liens incurred by the Company under and with respect to (i) that Revolving Credit and Security Agreement dated as of April 28, 2000 by and between the Company and P.N.C. Bank, National Association (the "P.N.C. Agreement") and (ii) that Convertible Promissory Note (the "Costa Note") and that Security Agreement (the "Costa Security Agreement") dated as of December 4, 2002 by and between the Company and Pat V. Costa.

                  (f) "Proprietary Assets" shall mean all patents, patent applications, trademarks, service marks, trade names, copyrights, moral rights, mask works, trade secrets, confidential and proprietary information, compositions of matter, formulas, designs, proprietary rights, know-how and processes of the Company.

                  (g) "Secured Obligations" shall mean all money, debts, obligations and liabilities which now are or have been or at any time hereafter may be or become due, owing or incurred by the Company to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with this Agreement, the Notes and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest (including, without limitation, interest accruing on the Notes after the First Closing Date and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), royalties, reimbursement obligations, fees, indemnities, costs, expenses, or otherwise.

                  (h) "UCC" shall mean the Uniform Commercial Code of the State of California as in effect on the First Closing Date and as amended from time to time hereafter.

2.       THE LOAN.

         2.1 The Loan and Notes. Subject to the terms and conditions of this Agreement, the Lender agrees to lend to the Company, and the Company agrees to borrow from the Lender, subject to the satisfaction of the conditions for the respective Closings as set forth herein, the aggregate principal amount of four million dollars ($4,000,000.00) evidenced by the Secured

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                                                                    CONFIDENTIAL

Promissory Notes to be issued at the respective Closings, each such Note in substantially the form attached hereto as Exhibit A (the "Notes"). The amounts of the foregoing aggregate principal amount will be advanced to the Company in tranches as provided herein .

         2.2      Closings.

                  (a) First Closing. Subject to the terms and conditions of this Agreement, the initial issuance of the Note (the "First Closing") shall be held at a location and on a date (the "First Closing Date") mutually agreed to by the parties and upon the satisfaction or waiver in writing by each of the parties hereto of all of the conditions set forth in
         Section 7.1 and Section 8 hereof. At the First Closing, the Company shall deliver to the Lender the initial Note against delivery of Two Million Dollars ($2,000,000) of the funds pursuant thereto by a wire transfer to the Company.

                  (b) Second Closing. Subject to the terms and conditions of this Agreement, the issuance of the second Note (the "Second Closing") shall be held at a location and on a date (the "Second Closing Date") mutually agreed to by the parties and upon the satisfaction or waiver in writing by each of the parties hereto of all of the conditions set forth in Section 7.2 and Section 8 hereof. At the Second Closing, the Company shall deliver to the Lender the second Note against delivery of Two Million Dollars ($2,000,000) of the funds pursuant thereto by a wire transfer to the Company.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Lender that, except as set forth on the schedule of exceptions attached hereto as Exhibit B (the "Schedule of Exceptions ") furnished to the Lender and which exceptions shall be deemed to be representations and warranties as if made hereunder, the following statements are all true and correct. For the purposes of this Section 3, all references to "Closing" or "Closing Date" shall be the respective First or Second Closing
Date:

         3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

         3.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Notes and the Security Agreement, and the performance of all obligations of the Company hereunder and thereunder has been taken, and this Agreement, the Notes and the Security Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

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                                                                    CONFIDENTIAL

         3.3 Valid Issuance of Notes. The Notes that are being issued to the Lender hereunder, when issued, sold and delivered in accordance with the terms of this Agreement, shall be duly and validly issued.

         3.4 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, the Notes or the Security Agreement.

         3.5 Compliance with Other Instruments. The Company is not in violation or default of any provision of its Restated Certificate or in any material respect of the Company's Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, in any material respect of any provision of any federal or state statute, rule or regulation applicable to the Company. Except as set forth in Section 3.5 of the Schedule of Exceptions, the execution, delivery and performance of this Agreement, the Notes and the Security Agreement, and the consummation of the transactions contemplated hereby and thereby shall not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

         3.6 Title to Property and Assets. Except for the Permitted Liens, the Company has good and marketable title to, or a valid leasehold interest in, or other legal, written right to use, all material properties and assets used in its business or held or otherwise owned by the Company (including, without limitation, all of the Collateral) held in each case subject to no Lien of any kind except for the Permitted Liens or, in the case of leased real property, easements and other rights or restrictions of record that do not materially impair the use or value of such property to the Company. With respect to the material property and assets it leases, the Company is in material compliance with such leases and, to the best of the Company's knowledge, the Company holds valid leasehold interests in such assets free of any Liens or claims of any party other than the lessors of such property and assets.

         3.7 SEC Reports. Other than as set forth in Section 3.7 of the Schedule of Exceptions, the Company has timely filed with the Securities and Exchange Commission (the "SEC") all reports, registrations and other documents, together with any amendments thereto, required to be filed under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all such reports, registrations and documents filed with the SEC since October 1, 1997 are collectively referred to as the "Company SEC Reports"). Other than as set forth in Section 3.7 of the Schedule of Exceptions, as of their respective dates, the Company SEC Reports complied in all material respects with all rules and regulations promulgated by the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or

                                       4
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                                                                    CONFIDENTIAL

necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.8 Financial Statements. The consolidated financial statements of the Company (the "Company Financial Statements") included in the Company's SEC Reports present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the respective dates and the results of their operations and cash flows for the fiscal years and periods covered in accordance with GAAP consistently applied and in accordance with Regulation S-X of the SEC (subject, in the case of unaudited interim period financial statements, to normal and recurring year-end adjustments which, individually or collectively, are not material). Without limiting the generality of the foregoing, (i) as of the date of the most recent balance sheet comprising a portion of the Company Financial Statements, there was no material debt, liability or obligation of any nature not fully reflected or reserved against in the Company Financial Statements or in the notes thereto required to be so reflected or reserved in accordance with GAAP; and (ii) there are no assets of the Company or any subsidiary of the Company, the value of which (in the reasonable judgment of the Company) is materially overstated in the Company Financial Statements. Except as set forth in Section 3.8 of the Schedule of Exceptions or as incurred in the ordinary course of business since December 31, 2002, neither the Company nor any subsidiary of the Company has any known material contingent liabilities. The Company is not a party to any contract or agreement for the forward purchase or sale of any foreign currency and has not invested in any "derivatives."

         3.9 Changes. Except as set forth in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2002 or in Section 3.9 of the Schedule of Exceptions, since December 31, 2002, there has not been:

                  (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

                  (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

                  (c) any waiver by the Company of a valuable right or of a material debt owed to it;

                  (d) any satisfaction or discharge of any Lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

                  (e) any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

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                                                                    CONFIDENTIAL

                  (f) any material change in any compensation arrangement or agreement with any employee;

                  (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                  (h) any resignation or termination of employment of any key officer of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

                  (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

                  (j) any mortgage, pledge, transfer of a security interest in, or Lien, created by the Company, with respect to any of its material properties or assets, except Permitted Liens;

                  (k) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                  (l) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

                  (m) to the best of the Company's knowledge, any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted); or

                  (n) any agreement or commitment by the Company to do any of the things described in this Section 3.9.

4. REPRESENTATIONS AND WARRANTIES OF THE LENDER. Lender represents and warrants to the Company as follows:

         4.1 Organization, Good Standing and Qualification. The Lender and [ * ] are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and have all requisite corporate power and authority to carry on their businesses as now conducted and as proposed to be conducted. Each of the Lender and [ * ] is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

         4.2 Authorization. All corporate action on the part of [ * ], the Lender, their respective officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Notes, the Security Agreement, the Costa Subordination Agreement and the P.N.C. Subordination Agreement, and the performance of all obligations of [ * ] and the Lender hereunder and thereunder has been taken, and this Agreement, the Notes, the

                                       6
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                                                                    CONFIDENTIAL

Security Agreement, the Costa Subordination Agreement and the P.N.C. Subordination Agreement constitute valid and legally binding obligations of [ * ] and the Lender, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

         4.3 Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of [ * ], nor any consent, approval, order or authorization of any individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization or other entity at the request of [ * ] is required in connection with the consummation of the transactions contemplated by this Agreement, the Notes, the Security Agreement, the Costa Subordination Agreement or the P.N.C. Subordination Agreement.

5. COVENANTS OF THE COMPANY. The Company covenants to the Lender as follows:

         5.1 Use of Proceeds. The Company shall use the proceeds from sale of the Notes for working capital needs.

         5.2 No Further Liens. The Company shall maintain good title to, or the right to use, the Collateral, as the case may be, free and clear of any Liens or restrictions on the transfer thereof except for Liens created pursuant to this Agreement, Permitted Liens or Liens approved by the Lender in writing. In any case, the Liens granted to the Lender hereby shall have priority over any other Liens or restrictions as to the Collateral. The Company shall defend such title against the claims and demands of all persons and shall not grant, create or permit to attach or exist any mortgage, pledge, lien, levy, charge or other encumbrance on, of or against any of the Collateral.

         5.3 Place of Business. The Company shall maintain and keep its principal place of business and its chief executive office at 5 Shawmut Road, Canton Massachusetts 02021 or at 486 Amherst Street, Nashua, New Hampshire 03063, or at 425 Rabro Drive East, Hauppauge, New York 11788 and at no other location without prior written notice to the Lender. The Company shall maintain and keep its records concerning the Collateral (as defined in the Security Agreement) at 5 Shawmut Road, Canton Massachusetts 02021 or at 486 Amherst Street, Nashua, New Hampshire 03063 or at 425 Rabro Drive East, Hauppauge, New York 11788 and at no other location without prior written notice to the Lender.

         5.4 Inspection Rights. The Lender and any person the Lender may designate shall have the right to review all books and records, reports, accounts and other financial documents of the Company pertaining to the Collateral and to copy the same and to make excerpts therefrom, all at such reasonable times and as often as the Lender may reasonably request, upon prior written notice to the Company, so long as such review and copying does not unreasonably interfere with the business of the Company and the Lender agrees to keep confidential, and not disclose, except as may be required by law or court order, all information obtained during such review of a confidential or proprietary nature (and not otherwise known to the Lender through

                                       7
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                                                                    CONFIDENTIAL

other sources or publicly known). The disclosure and exchange of confidential information between the Company and either the Lender or [ * ] pursuant to this
Section 5.4 shall be governed solely by the terms of the Corporate Non-Disclosure Agreement No. 7860090 dated November 13, 2002 (the "[ * ] CNDA") executed between the Company and [ * ].

         5.5 Financial Statements.


                  (a) Annual Financial Statements. Until the Outstanding Balance has been paid, the Company will furnish Lender within ninety (90) days after the end of each fiscal year of the Company, financial statements of the Company on a consolidated basis including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accorded with generally accepted accounting principles applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by the Company.

                  (b) Quarterly Financial Statements. Until the Outstanding Balance has been paid, the Company will furnish Lender within forty-five (45) days after the end of each fiscal quarter, an unaudited balance sheet of the Company on a consolidated basis and unaudited statements of income and stockholders' equity and cash flow of the Company on a consolidated basis reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of the Company.

                  (c) Other Reports. Until the Outstanding Balance has been paid, the Company will furnish Lender as soon as available, but in any event within ten (10) days after the issuance thereof with copies of such financial statements, reports and returns as the Company shall send to its stockholders generally.

         5.6 Notification. Until the Outstanding Balance has been paid, the Company shall promptly notify the Lender in writing if the Company becomes aware of any fact or condition that causes or constitutes any Breach of any of the Company's representations and warranties as of the Closing Date, or if the Company becomes aware of the occurrence after the Closing Date of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedule of Exceptions if the Schedule of Exceptions were dated the date of the occurrence or discovery of any such fact or condition, the Company shall promptly deliver to the Lender a supplement to the Schedule of Exceptions specifying such change. During the same period, the Company shall promptly notify the Lender of the occurrence of any Breach of any covenant of the Company in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

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                                                                    CONFIDENTIAL

         5.7 Trademarks and Patents. As soon as practicable following the First Closing, the Company shall execute a notice of security interest (the "Notice of Security Interest") in reasonable form agreed to by the parties with the United States Patent and Trademark Office and such foreign patent or trademark offices as reasonably requested by the Lender. In addition, the Company shall give prompt notice in writing to the Lender with respect to any registrations, or applications for registrations, of such new trademarks or patents, or renewal or extension of any trademark registration. Upon request of the Lender from time to time, the Company agrees to provide the Lender with a Notice of Security Interest, signed by the president, treasurer or secretary of the Company as to any such new patent or trademark rights.

6.       DEFAULT AND ACCELERATION.

         6.1 For purposes of this Agreement, the term "default" shall include any of the following:

                  (a) The Company's Breaches of any of the covenants set forth in Section 5 of this Agreement;

                  (b) The Company fails to pay when due any payment on the Notes;

                  (c) Pursuant to the terms of the P.N.C. Agreement, P.N.C. Bank, N.A. has declared a Default (as defined under the P.N.C. Agreement) and the Company's indebtedness pursuant thereto is accelerated, or the Company shall commit a material Breach under the Company's real property lease agreement for the premises at 486 Amherst Street, Nashua, New Hampshire 03063 or any material capital equipment lease agreement, by which Company is bound or obligated; and

                  (d) The Company Breaches in any material respect any other agreement with the Lender or [ * ], including the Settlement Agreement and the CPA (as defined in the Settlement Agreement).

         Upon each such default, the Company shall have three business (3) days to cure such default after receipt of written notice of default from the Lender specifying the nature of the Company's default. If the Company is unable to cure its default within such three (3) day period, the Lender may, at its option, accelerate repayment of the Outstanding Balance in which case the Outstanding Balance shall be due and payable immediately. Upon any default of the Company, the Lender shall have full recourse against any tangible or intangible assets of the Company and may pursue any legal or equitable remedies that has available to it. The Lender shall have a full right of offset for any amounts due upon such a default against any amounts (including royalties, if any) payable by the Lender to the Company.

         6.2 Acceleration/Payment upon Acquisition or Sale of Assets.

                  6.2.1 In the event that a third party acquires the Company's SEG Division, upon the closing of such acquisition, the Company shall pay Lender against the Outstanding Balance an amount of One Million Dollars ($1,000,000), subject to the subordination of the Company's

                                       9
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                                                                    CONFIDENTIAL

obligations to Lender under the Notes pursuant to the terms of the P.N.C. Subordination Agreement.

                  6.2.2 In addition, the Maturity Date shall accelerate and the Outstanding Balance (remaining after any payment made pursuant to Section 6.2.1 above) shall be due and payable under the circumstances set forth below:

                  (a) If (I) the aggregate amount of cash paid to the Company by the purchaser of the Company's SEG Division at closure (the "Cash Sale Proceeds"), together with the aggregate dollar amount of liabilities of the Company assumed by such purchaser (collectively, with the Cash Sale Proceeds, the "Total Sale Proceeds"), are in excess of $55.0 million and (II) the Cash Sale Proceeds are in excess of $35.0 million, then the Company will repay the Notes in full upon such closure.

                  (b) If, however, (I) the Total Sale Proceeds are more than $50.0 million but less that $55.0 million, and (II) the Cash Sale Proceeds are more than $30.0 million but less than $35.0 million, then the Company will repay the Notes, on a dollar-for-dollar basis, only to the extent the Cash Sale Proceeds exceeds $30.0 million upon such closure.

                  6.2.3 Except as provided in Section 6.2.1 above, the Notes shall not accelerate and the Maturity Date of the Notes recited in Section 1.1(c) hereof shall remain unchanged if the Total Sale Proceeds shall equal or be less than $50.0 million.

         7. CONDITIONS TO THE LENDER'S OBLIGATIONS.

         7.1 Conditions to the First Closing. The obligation of the Lender to advance the funds pursuant to the terms of Section 2.2(a) of this Agreement and the Note at the First Closing is subject to the fulfillment, to the satisfaction of the Lender on or prior to the First Closing, of the following conditions:

                  (a) Representations and Warranties Correct. All of the representations and warranties made by the Company in Section 3 (considered collectively) and each of the representations and warranties made by the Company in Section 3 (considered individually) shall be true and correct in all material respects when made (except each representation or warranty that is qualified as to materiality shall be true and correct when made), and shall be true and correct in all material respects (except each representation or warranty that is qualified as to materiality shall be true and correct) as of the date of the First Closing with the same force and effect as if they had been made on and as of such date, without giving the effect to any supplement to the Schedule of Exceptions (other than changes contemplated by the issuance of such Note at the First Closing).

                  (b) Performance of Obligations. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement (considered collectively), and each agreement, obligation and conditions contained in this Agreement (considered collectively), that are required to be performed or complied with by it

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                                                                    CONFIDENTIAL

on or before the First Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

                  (c) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Lender, and the Lender shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

                  (d) Consents and Waivers. The Company shall have obtained any and all consents and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

                  (e) Liens and Notices. No later than the date prior to the date of the First Closing, the Company shall have filed the UCC Statement in substantially the form attached hereto as Exhibit D (the "UCC Statements") in Delaware, New York and New Hampshire.

                  (f) Security Agreement. The Company shall have executed and delivered to the Lender that Security Agreement substantially in the form attached hereto as Exhibit E (the "Security Agreement").

                  (g) Settlement Agreement. The Company, [ * ], Pat V. Costa and the other directors of the Company shall have executed and delivered to [ * ] the Settlement Agreement substantially in the form attached hereto as Exhibit F.

                  (h) P.N.C. Subordination Agreement. The Company, P.N.C., National Bank and Pat V. Costa and [ * ] shall have executed and delivered to the Lender the Subordination, Forebearance and Waiver of Offset Rights Agreement substantially in the form attached hereto as Exhibit G (the "P.N.C. Subordination Agreement") which provides, in part, for the subordination of the Company's obligation to Lender pursuant to this Agreement to the Company's obligations pursuant to the P.N.C. Agreement.

                  (g) Costa Subordination Agreement. The Company, Pat V. Costa and Lender shall have executed and delivered to the Lender the Subordination Agreement substantially in the form attached hereto as Exhibit H (the "Costa Subordination Agreement").

         7.2 Conditions to the Second Closing. The obligation of the Lender to advance any funds pursuant to the terms of Section 2.2(b) of this Agreement and the Note at the Second Closing is subject to the fulfillment, to the satisfaction of the Lender on or prior to the Second Closing, of the following conditions:

                  (a) Representations and Warranties Correct. All of the representations and warranties made by the Company in Section 3 (considered collectively) and each of the representations and warranties made by the Company in Section 3 (considered individually) shall be true and correct in all material respects when made (except each representation or warranty that is qualified as to materiality shall be true and correct when made), and shall be true and correct in all material respects (except each representation or warranty that is qualified as to

                                                                    CONFIDENTIAL

materiality shall be true and correct) as of the date of the second Closing with the same force and effect as if they had been made on and as of such date, without giving the effect to any supplement to the Schedule of Exceptions (other than changes contemplated by the issuance of such Note at the Second Closing).

                  (b) Performance of Obligations. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement (considered collectively) and the Settlement Agreement, and each agreement, obligation and conditions contained in this Agreement (considered collectively), that are required to be performed or complied with by it on or before the Second Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

                  (c) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Lender, and the Lender shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

                  (d) Consents and Waivers. The Company shall have obtained any and all consents and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

                  (e) Alternative Financing. The Company shall have obtained alternative debt and/or equity financings pursuant to which the Company shall have satisfied all the Company's obligations to P.N.C. Bank under the P.N.C. Agreement (the "Alternative Financing(s)") and pursuant to any debt issued in such Alternative Financing(s), no amounts shall be due and payable for less than one (1) year following the Second Closing.

                  (f) No Bankruptcy Filing. The Company shall not have filed a petition in bankruptcy or under any similar insolvency law nor made an assignment for the benefit of creditors; and no involuntary petition in bankruptcy or under any similar insolvency law shall have been filed against the Company.

8. CONDITIONS TO COMPANY'S OBLIGATIONS AT EACH CLOSING. The obligations of the Company under this Agreement are subject to the fulfillment at or before each Closing of the following conditions:

         8.1 Representations and Warranties. The representations and warranties of the Lender contained in Section 4 hereof shall be true as of the date of the respective Closing.

         8.2 Advance of Funds Pursuant to each Note. The Lender shall have delivered to the Company the funds pursuant to the terms of this Agreement and the Note for the respective Closing.

                                                                    CONFIDENTIAL

9.       CONFIDENTIALITY.

         9.1 Disclosure of Terms. The Company acknowledges that the terms and conditions (collectively, the "Loan Terms") of this Agreement, the Notes, the Security Agreement, the Costa Subordination Agreement and the P.N.C. Subordination Agreement and all exhibits, restatements and amendments thereto (collectively, the "Loan Agreements"), including their existence, shall be considered confidential information and shall not be disclosed by the Company to any third party except in accordance with the provisions set forth below.

         9.2 Press Releases, Etc. No announcement regarding the Loan Terms or the Lender in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the prior written consent of the Lender.

         9.3 Permitted Disclosures. Notwithstanding the foregoing, (a) the Company may disclose any of the Loan Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case only where such persons or entities are under appropriate written nondisclosure obligations; and (b) the Company shall have the right to disclose to third parties any information regarding the Loan Terms disclosed in a press release or other public announcement by the Lender or [ * ].

         9.4 Legally Compelled Disclosure. In the event that the Company is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of any of the Loan Agreements or Loan Terms hereof in contravention of the provisions of this Agreement, the Company shall provide the Lender or [ * ] with prompt written notice of that fact before such disclosure and shall use its best efforts to fully cooperate with the Lender or [ * ] to seek a protective order, confidential treatment, or other appropriate remedy with respect to the disclosure. In such event, the Company shall furnish for disclosure only that portion of the information which is legally required and shall exercise its best efforts to obtain reliable assurance that confidential treatment shall be accorded such information to the extent reasonably requested by the Lender or [ * ] and to the maximum extent possible under law. The Company agrees that it shall provide the Lender or [ * ] with drafts of any documents, press releases or other filings in which the Company is required to disclose this Agreement, the Loan Agreements, the Loan Terms or any other confidential information subject to the terms of this Agreement at least five (5) business days prior to the filing or disclosure thereof, and that it shall make any changes to such materials as requested by the Lender or [ * ] to the extent permitted by law or any rules and regulations of the SEC, as applicable. The Company shall not file any Loan Agreements with any governmental authority or any regulatory body, or disclose the identity of the Lender or [ * ] or any other Loan Terms in any filing except as permitted above.

         9.5 Confidential Information. The disclosure and exchange of confidential information between the Company and the Lender or [ * ] shall be governed solely by the terms of the [ * ] CNDA.

10.      MISCELLANEOUS.

                                                                    CONFIDENTIAL

         10.1 Governing Law. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of California without regard to provisions regarding choice of laws.

         10.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

         10.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto whose rights or obligations hereunder are affected by such amendments. This Agreement and the rights and obligations therein may not be assigned by the Lender without the written consent of the Company except to a parent corporation, a subsidiary or affiliate. This Agreement and the rights and obligations therein may not be assigned by the Company without the written consent of the Lender.

         10.4 Entire Agreement. This Agreement, the Notes, the Security Agreement, the Settlement Agreement, the Costa Subordination Agreement, the P.N.C. Subordination Agreement and the Exhibits and Schedules hereto and thereto (all of which are hereby expressly incorporated herein by this reference) constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof; provided, however, that nothing in this Agreement shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the date hereof, which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

         10.5 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the number set forth below; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

                  To the Company:

                           Robotic Vision Systems, Inc.
                           486 Amherst Street,
                           Nashua, New Hampshire 03063
                           Attn: Pat V. Costa, Chairman, President and
                           Chief Executive Officer
                           Fax Number: (603) 577-5933

                  with copies to:
                           Sonnenschein Nath & Rosenthal

                                                                    CONFIDENTIAL

                           1221 Avenue of the Americas
                           New York, New York  10021
                           Att:  Ira Roxland, Esq.

                           Fax Number:  (212) 768-6800

                  To [ * ] or the Lender:

                           c/o [ * ]
                           [ * ]
                           [ * ]
                           Attn:  [ * ]
                           Fax Number:  [ * ]

                  with copies to:

                           [ * ]

                  Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 10.5 by giving the other party written notice of the new address in the manner set forth above.

         10.6 Amendments. Any term of this Agreement may be amended only with the written consent of the Company and the Lender.

         10.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach of default under this Agreement or any waiver on the part of such party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any party hereto shall be cumulative and not alternative.

         10.8 Legal Fees. In the event of any action at law, suit in equity or arbitration proceeding in relation to this Agreement, the Notes or the Security Agreement , the prevailing party, shall be paid by the other party a reasonable sum for attorney's fees and expenses for such prevailing party.

         10.9 Finder's Fees. Each party (a) represents and warrants to the other party hereto that it has retained no finder or broker in connection with the transactions contemplated by this

                                                                    CONFIDENTIAL

Agreement, and (b) hereby agrees to indemnify and to hold harmless the other party hereto from and against any liability for any commission or compensation in the nature of a finder's fee of any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the indemnifying party or any of its employees or representatives are responsible.

         10.10 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         10.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually signed counterpart thereof.

         10.12 Severability. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

         10.13. Transfer to and Performance by [ * ]. Notwithstanding anything to the contrary in this Agreement, the Notes or the Security Agreement, the Lender may transfer all of its rights and obligations under, and the Notes acquired in connection with, this Agreement to [ * ] without the prior consent of the Company; provided, that the Company shall be given written notice promptly following such transfer. The performance of any of the Lender's rights or obligations under this Agreement by [ * ] shall be deemed, if the Lender so desires, performance by the Lender.

         10.14. Term and Termination. The term of this Agreement shall begin on the First Closing Date and shall terminate on the date on which the Outstanding Balance has been paid in full.

                            [Signature page follows.]

         IN WITNESS WHEREOF, the parties have executed this Loan Agreement to be effective as of the date first above written.

                          ROBOTIC VISION SYSTEMS, INC.

                          By:      /s/ Pat V. Costa
                              -------------------------------------
                              Name:    Pat V. Costa
                                       ----------------------------
                              Title:   Chairman, President and CEO
                                       ----------------------------


                          [ * ]

                          By:

                              Name:     [ * ]

                              Title:    [ * ]


                      SIGNATURE PAGE TO THE LOAN AGREEMENT
              BY AND BETWEEN ROBOTIC VISION SYSTEMS, INC. AND [ * ]